MID PENN BANCORP, INC.

Exhibit 99.1

Mid-Atlantic Custom Peer Group

Company	City	State	Company	City	State
1st Colonial Bancorp, Inc.	Cherry Hill	NJ	First Keystone Corporation	Berwick	PA
Absecon Bancorp	Absecon	NJ	First National Bank of Groton	Groton	NY
American Bank Incorporated	Allentown	PA	First Priority Financial Corp.	Malvern	PA
Apollo Bancorp, Inc.	Apollo	PA	First Resource Bank	Exton	PA
Ballston Spa Bancorp, Inc.	Ballston Spa	NY	Fleetwood Bank Corporation	Fleetwood	PA
Bancorp of New Jersey, Inc.	Fort Lee	NJ	FNB Bancorp, Inc.	Newtown	PA
Bank of Akron	Akron	NY	Frederick County Bancorp, Inc.	Frederick	MD
Bay Bancorp, Inc.	Columbia	MD	FSB Bancorp, Inc.	Fairport	NY
Brunswick Bancorp	New Brunswick	NJ	Glen Burnie Bancorp	Glen Burnie	MD
BV Financial, Inc. (MHC)	Baltimore	MD	Glenville Bank Holding Company, Inc.	Scotia	NY
Calvin B. Taylor Bankshares, Inc.	Berlin	MD	Gold Coast Bancorp, Inc.	Islandia	NY
Capital Bank of New Jersey	Vineland	NJ	Gouverneur Bancorp, Inc. (MHC)	Gouverneur	NY
Carroll Bancorp, Inc.	Sykesville	MD	Greater Hudson Bank	Bardonia	NY
Carver Bancorp, Inc.	New York	NY	Hamilton Bancorp, Inc.	Towson	MD
CB Financial Services, Inc.	Carmichaels	PA	Hamlin Bank and Trust Company	Smethport	PA
CCFNB Bancorp, Inc.	Bloomsburg	PA	Harford Bank	Aberdeen	MD
Centric Financial Corporation	Harrisburg	PA	Harleysville Financial Corporation	Harleysville	PA
Chesapeake Bancorp	Chestertown	MD	Highlands Bancorp, Inc.	Vernon	NJ
Clarion County Community Bank	Clarion	PA	Honat Bancorp, Inc.	Honesdale	PA
Colombo Bank	Rockville	MD	HV Bancorp, Inc.	Huntingdon Valley	PA
Commercial National Financial Corporation	Latrobe	PA	IBW Financial Corporation	Washington	DC
Delanco Bancorp, Inc.	Delanco	NJ	Jeffersonville Bancorp	Jeffersonville	NY
Delhi Bank Corp.	Delhi	NY	Jonestown Bank and Trust Co.	Jonestown	PA
Delmar Bancorp	Salisbury	MD	JTNB Bancorp, Inc.	Jim Thorpe	PA
Delmarva Bancshares, Inc.	Cambridge	MD	Juniata Valley Financial Corp.	Mifflintown	PA
Dimeco, Inc.	Honesdale	PA	Kinderhook Bank Corporation	Kinderhook	NY
Elmer Bancorp, Inc.	Elmer	NJ	Kish Bancorp, Inc.	Belleville	PA
Elmira Savings Bank	Elmira	NY	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY
Embassy Bancorp, Inc.	Bethlehem	PA	Landmark Bancorp, Inc.	Pittston	PA
Emclaire Financial Corp	Emlenton	PA	Liberty Bell Bank	Marlton	NJ
Empire Bancorp Inc.	Islandia	NY	Lincoln Park Bancorp (MHC)	Lincoln Park	NJ
Enterprise Bank N.J.	Kenilworth	NJ	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ
ES Bancshares, Inc.	Newburgh	NY	Mars Bancorp, Inc.	Mars	PA
Esquire Financial Holdings, Inc.	Jericho	NY	Mauch Chunk Trust Financial Corp.	Jim Thorpe	PA
Farmers and Merchants Bancshares, Inc.	Hampstead	MD	MB Bancorp, Inc.	Forest Hill	MD
Fidelity D & D Bancorp, Inc.	Dunmore	PA	Mercersburg Financial Corporation	Mercersburg	PA
First American International Corp.	Brooklyn	NY	Meridian Bank	Malvern	PA

MID PENN BANCORP, INC.

Mid-Atlantic Custom Peer Group (continued)

Company	City	State
MNB Corporation	Bangor	PA
MSB Financial Corp.	Millington	NJ
Muncy Bank Financial, Inc.	Muncy	PA
National Bank of Coxsackie	Coxsackie	NY
National Capital Bank of Washington	Washington	DC
Neffs Bancorp, Inc.	Neffs	PA
New Jersey Community Bank	Freehold	NJ
New Tripoli Bancorp, Inc.	New Tripoli	PA
NorthEast Community Bancorp, Inc. (MHC)	White Plains	NY
Northumberland Bancorp	Northumberland	PA
Orange County Bancorp, Inc.	Middletown	NY
Pathfinder Bancorp, Inc.	Oswego	NY
PDL Community Bancorp (MHC)	Bronx	NY
Peoples Bancorp, Inc.	Chestertown	MD
Peoples Limited	Wyalusing	PA
Prudential Bancorp, Inc.	Philadelphia	PA
Putnam County National Bank of Carmel	Carmel	NY
Quaint Oak Bancorp, Inc.	Southampton	PA
Riverview Financial Corporation	Harrisburg	PA
Scottdale Bank & Trust Company	Scottdale	PA
Seneca Financial Corp. (MHC)	Baldwinsville	NY
Seneca-Cayuga Bancorp, Inc. (MHC)	Seneca Falls	NY
Severn Bancorp, Inc.	Annapolis	MD
Shore Community Bank	Toms River	NJ
Solvay Bank Corporation	Solvay	NY
Standard AVB Financial Corp.	Monroeville	PA
Steuben Trust Corporation	Hornell	NY
Stewardship Financial Corporation	Midland Park	NJ
Sunnyside Bancorp, Inc.	Irvington	NY
Susquehanna Community Financial, Inc.	West Milton	PA
Sussex Bancorp	Rockaway	NJ